UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Short-Term Incentive Compensation Plan
On February 10, 2016, the Board of Directors (the “Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), based on the recommendation of the Human Resources Committee (the “Committee”) of the Board, established the Company's 2016 Annual Incentive Plan for officers and other eligible employees of the Company (the “2016 AI Plan”). Robert C. Rowe, a Board member and our president and chief executive officer, abstains on all employee compensation-related decisions of the Board and abstained on the Board's decision to approve the 2016 AI Plan.
The 2016 AI Plan provides for a payment of incentive compensation to officers and other eligible employees for the performance period of January 1, 2016, through December 31, 2016. To be eligible to receive a payout under the 2016 AI Plan, employees must be employed on December 31, 2016, and have been employed actively for at least one full quarter of the plan year.
A target incentive level for each participating employee is set by position and is expressed as a percentage of base salary. The short-term incentive target opportunities under the 2016 AI Plan for the Company's principal executive officer, principal financial officer and the other remaining named executive officers in the Company's proxy statement filed for its 2015 annual meeting of shareholders (the “2015 Proxy Statement”) are as follows:

Name	Title	Short-Term Incentive Target Opportunity (as a percentage of base salary)
Robert C. Rowe	President and Chief Executive Officer	80%
Brian B. Bird	Vice President and Chief Financial Officer	50%
Heather H. Grahame	Vice President and General Counsel	45%
Curtis T. Pohl	Vice President - Retail Operations	40%
The short-term incentive target opportunities and performance measures for the 2016 AI Plan are the same as the awards under the Company's 2015 Annual Incentive Plan.
Payouts of awards to plan participants from the performance pool (as discussed below) will be determined based on a combination of:

(i)	individual performance ratings that evaluate achievement against established goals and objectives as well as overall job performance; and

(ii)	company performance based on the achievement of the following specified performance metrics during 2015:

a.	net income targets, weighted at 55%;

b.	safety, weighted at 15%, using two measurements of safety based on OSHA definitions - lost time incident target rate and total recordable incident rate;

c.
reliability, weighted at 15%, consisting of two electric system reliability indices (each weighted at 5%), which measure the total duration of interruption for the average customer on our system during a predefined period of time, and two natural gas system reliability indices (each weighted at 2.5%), which measure damage per 1,000 locates and leaks per 100 miles on our system during a predefined period of time; and

d.	Customer satisfaction, weighted at 15%, consisting of performance as determined by an independent survey conducted by J.D. Power & Associates (5%) and, operational performance (5%) and reputational perception (5%) pursuant to a separate independent survey conducted by Flynn Wright.

No awards will be paid out under the 2016 AI Plan unless at least 90% of the net income target is met. In the event that a work-related fatality occurs during the year, the safety portion of the 2016 AI Plan will be forfeited for all employees unless it is determined by the Committee that no actions on the part of the employee or the Company contributed to the incident. In calculating performance against target, the Board may make adjustments either positively or negatively for one-time events and extraordinary non-budgeted items.
A Performance Pool will be created and funded based on the level of achievement of the four company performance factors described above. The Performance Pool then will be allocated to each officer using total target incentive dollars at the end of the performance period for eligible employees in each functional unit, division or department, as adjusted based on the performance funding level achieved. The Performance Pool will be divided into a “Fixed Pool” and a “Discretionary Pool.”

Fifty percent of the Performance Pool will be allocated to the Fixed Pool. Each Eligible Employee that has a performance rating of “met expectations” or “exceeded expectations” will receive a distribution from the Fixed Pool calculated as follows:
Employee's target incentive amount x performance funding level achieved x 50%
As part of the Fixed Pool calculation, the maximum percentage that can be attributed to the “performance funding level achieved” is 150%.
The remaining 50% of the Performance Pool will be allocated to the Discretionary Pool. Allocations of the Discretionary Pool will be based on the recommendation of an employee's supervisor. In no case will the total payouts in a given performance pool exceed the total dollars available for that performance pool.

Awards will be paid out to employees as soon as practicable after year-end results are known, but no later than March 31, 2017. The actual incentive amounts paid under the 2016 AI Plan will be based on the Company's actual results during 2016 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.
For further information regarding the 2016 AI Plan, see the copy of the plan that is filed as Exhibit 99.1 hereto and incorporated herein by reference.
(e) Long-Term Incentive Program
On February 10, 2016, the Board of the Company, based on the recommendation of the Committee, approved the 2016 Long-Term Incentive Program (the “Program”) for performance shares to be awarded to 116 participants, including all of the executive officers, under the NorthWestern Corporation Amended and Restated Equity Compensation Plan (the “ECP”). Mr. Rowe abstained on the Board's decision to approve the Program, as he did with the 2016 AI Plan, as described above.
Pursuant to the Program, the Form of NorthWestern Corporation Performance Unit Award Agreement (the “Award Agreement”) and the ECP, a participant, including each executive, will receive a targeted number of performance units based upon a percentage of the participant's salary divided by the fair market value of the Company's common stock as of the grant date. The long-term incentive target opportunities for the 2016 LTIP, expressed as a percentage of base compensation, for the Company's pr incipal executive officer, principal financial officer and the other remaining named executive officers in the Company's 2015 Proxy Statement are as follows:

Individual	Title	Long-Term Incentive Target Opportunity
Robert C. Rowe	President & Chief Executive Officer	200%
Brian B. Bird	Vice President & Chief Financial Officer	100%
Heather H. Grahame	Vice President & General Counsel	80%
Curtis T. Pohl	Vice President - Distribution	60%
Payment of the performance units to each participant, including each executive, is conditioned on the maintenance of investment grade ratings for the Company during the performance period and the attainment of certain performance measures established by the Committee. The performance measures are weighted as follows: 50 percent to a matrix composed of the three-year average of return on average equity and earnings per share growth, and 50 percent to relative total shareholder return as measured against total shareholder return for the members of the Company's peer group. Such performance measures could result in payment of an award ranging from 0 to 200 percent of a participant's target. However, if total shareholder return is negative, then the payout for the total shareholder return component is limited to 100 percent.
Payment of the performance units also generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the performance period; however, acceleration can occur upon the death or disability of the participant or a change of control of the Company. The Committee will have the discretion to include or exclude the impact of specified unusual or extraordinary events from the calculation of the performance measures to decrease, but not increase, the payout. Payout of the earned and vested performance units will be made in shares of common stock of the Company, with one performance unit vested and earned equal to one share of the Company's common stock; however, upon a change of control, awards either will be deemed vested and satisfied at 100 percent of target or will be paid out in cash. Eligible participants will be able to elect to defer receipt of all or any portion of any earned performance units.
For further information regarding the Award Agreement, see the copy of the Award Agreement that is filed as Exhibit 99.2 hereto and incorporated herein by reference. For further information regarding the ECP, see Appendix A to NorthWestern Corporation's Proxy Statement for the 2014 Annual Meeting of Shareholders filed on March 7, 2014, Commission File No. 1-10499, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	2016 Annual Incentive Plan
99.2*	Form of 2016 LTIP Award Agreement

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: February 16, 2016

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	2016 Annual Incentive Plan
99.2*	Form of 2016 LTIP Award Agreement

* filed herewith